TEMPLETON DRAGON FUND, INC.
QUESTION 77C- MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS


The Annual Meeting of Shareholders of the Templeton Dragon Fund, Inc. (the "Fund") was held at the Fund's offices, 500 E. Broward Blvd., Fort Lauderdale, Florida, on May 3, 2002 and reconvened on May 29, 2002. The purpose of the meeting was to elect five (5) Directors of the Fund, to approve an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware business trust, to approve amendments to certain of the Fund's fundamental investment restrictions (including three (3) sub-proposals), and to approve the elimination of certain of the Fund's fundamental investment restrictions. At the meeting on May 3, 2002, the following persons were elected by the shareholders to serve as Directors of the
Fund: Harris J. Ashton, Nicholas F. Brady, Frank J. Crothers, S. Joseph Fortunato and Constantine D. Tseretopoulos.* At the reconvened meeting on May 29, 2002, Shareholders approved an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware business trust, amendments to certain of the Fund's fundamental investment restrictions (including three (3) sub-proposals), and the elimination of certain of the Fund's fundamental investment restrictions. No other business was transacted at the meetings.

The results of the voting at the Annual Meeting is as follows:

Proposal 1. The election of five (5) Directors:

                                                % OF          % OF                          % OF        % OF
                                            OUTSTANDING      VOTED                      OUTSTANDING    VOTED
  TERM EXPIRING 2004:             FOR         SHARES        SHARES        WITHHELD        SHARES      SHARES
--------------------------------------------------------------------------------------------------------------
  Harris J. Ashton ............ 27,809,350     57.06%        78.76%        7,501,357       15.39%     21.24%
  Nicholas F. Brady ........... 27,872,807     57.19%        78.94%        7,437,900       15.26%     21.06%
  Frank J. Crothers............ 28,330,328     58.12%        80.23%        6,980,379       14.32%     19.77%
  S. Joseph Fortunato.......... 27,833,625     57.11%        78.82%        7,477,082       15.34%     21.18%
  Constantine D. Tseretopoulos  28,262,543     57.99%        80.04%        7,048,164       14.46%     19.96%

* MARTIN L. FLANAGAN, ANDREW H. HINES, JR., EDITH E. HOLIDAY, CHARLES B. JOHNSON, BETTY P. KRAHMER, GORDON S. MACKLIN AND FRED R. MILLSAPS ARE DIRECTORS OF THE FUND WHO ARE CURRENTLY SERVING AND WHOSE TERMS OF OFFICE CONTINUED AFTER THE ANNUAL MEETING OF SHAREHOLDERS.


The results of the voting at the Annual Meeting Reconvened are as follows:


Proposal 2. The approval of an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware business trust:

                                            % OF           % OF
                                         OUTSTANDING       VOTED
                          SHARES VOTED     SHARES          SHARES
------------------------------------------------------------------
For ...................  28,816,142        59.12%          77.35%
Against ...............   7,842,816        16.09%          21.05%
Abstain ...............     595,807         1.22%           1.60%
Broker Non-Votes ......   4,232,811         8.68%             --
------------------------------------------------------------------
TOTAL .................  41,487,576        85.11%         100.00%


Proposal 3. The approval of amendments to certain of the Fund's fundamental investment restrictions (includes three (3) Sub-Proposals):

Proposal 3a: To amend the Fund's fundamental investment restriction regarding industry concentration:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................  33,958,996        69.67%         91.15%
Against ...............   2,589,426         5.31%          6.95%
Abstain ...............     706,438         1.45%          1.90%
Broker Non-Votes ......   4,232,716         8.68%            --
--------------------------------------------------------------------
TOTAL .................  41,487,576        85.11%        100.00%



Proposal 3b: To amend the Fund's fundamental investment restriction regarding borrowing and issuing senior securities:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................  25,406,494        52.13%         68.20%
Against ...............  11,109,963        22.79%         29.82%
Abstain ...............     738,399         1.51%          1.98%
Broker Non-Votes ......   4,232,720         8.68%            --
--------------------------------------------------------------------
TOTAL .................  41,487,576        85.11%        100.00%



Proposal 3c: To amend the Fund's fundamental investment restriction regarding investments in commodities:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................  24,586,388        50.44%         65.99%
Against ...............  11,949,755        24.52%         32.08%
Abstain ...............     718,716         1.47%          1.93%
Broker Non-Votes ......   4,232,717         8.68%            --
--------------------------------------------------------------------
TOTAL .................  41,487,576        85.11%        100.00%


Proposal 4: The approval of the elimination of certain of the Fund's fundamental investment restrictions:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................  27,971,892        57.38%          75.08%
Against ...............   8,568,375        17.58%          23.00%
Abstain ...............     714,592         1.47%           1.92%
Broker Non-Votes ......   4,232,717         8.68%             --
--------------------------------------------------------------------
TOTAL .................  41,487,576        85.11%         100.00%